The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
September 2025
Preliminary Pricing Supplement - Subject to Completion
(To Prospectus dated December 30, 2022,
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement EQUITY-1 dated December 30, 2022)
Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-268718 and 333-268718-01
September 29, 2025
BofA Finance LLC
STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Fully and Unconditionally Guaranteed by Bank of America Corporation
Principal at Risk Securities
The securities do not guarantee the repayment of principal, do not provide for the regular payment of interest and have the terms described in the accompanying product supplement, prospectus supplement and prospectus, as supplemented or modified by this document. Beginning after approximately one year, the securities will be automatically redeemed if the index closing value of each underlying index on any of the quarterly determination dates (other than the final determination date) is greater than or equal to its respective initial index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately at least 12.05% per annum, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective initial index value, investors will receive a fixed positive return that will also correspond to a return of approximately at least 12.05% per annum, as set forth below. If the securities have not previously been redeemed and the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level, you will receive at maturity the stated principal amount of your securities. However, if the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst-performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Because payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective initial index value on any quarterly determination date prior to the final determination date and/or beyond the respective downside threshold level on the final determination date, as applicable, of any underlying index will result in the forfeiture of any early redemption payment and/or a significant loss of your investment, as applicable, even if another underlying index has appreciated or has not declined as much. The securities are for investors who are willing to risk their principal and forego current income and participation in the appreciation of any underlying index in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying index closes at or above its respective initial index value on a quarterly determination date or the final determination date, respectively.  The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The securities are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.
All payments on the securities are subject to the credit risk of BofA Finance, as issuer of the securities, and BAC, as guarantor of the securities. If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Underlying indices:	The S&P MidCap 400® Index (Bloomberg symbol: “MID”), the S&P 500® Index (Bloomberg symbol: “SPX”) and the EURO STOXX 50® Index (Bloomberg symbol “SX5E”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	September 30, 2025
Original issue date:	October 3, 2025 (3 business days after the pricing date)
Maturity date:	October 3, 2030
Early redemption:
The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any quarterly determination date (other than the final determination date), beginning on October 7, 2026, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early on any early redemption date if the index closing value of any underlying index is below its respective initial index value on the related determination date.

Early redemption payment:
The early redemption payment for each quarterly determination date prior to the final determination date will be an amount in cash per stated principal amount corresponding to a return of approximately at least 12.05% per annum. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

Determination dates:
Quarterly, beginning on October 7, 2026. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. We also refer to September 30, 2030 as the final determination date.
The determination dates are subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” beginning on page PS-23 of the accompanying product supplement.

Early redemption dates:	Quarterly, beginning on October 13, 2026. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.
Initial index value:
With respect to the MID:        , which is the index closing value of such index on the pricing date
With respect to the SPX:        , which is the index closing value of such index on the pricing date
With respect to the SX5E:        , which is the index closing value of such index on the pricing date

Final index value:	With respect to each underlying index, the respective index closing value on the final determination date
Payment at maturity:
If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:
●
If the final index value of each underlying index is greater than or equal to its respective initial index value:
At least $1,602.50 (set on the pricing date)
●
If the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level:
$1,000
●
If the final index value of any underlying index is less than its respective downside threshold level:
$1,000 × index performance factor of the worst performing underlying index
Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:
Between $900.00 and $960.00 per $1,000 in principal amount of securities, which is less than the price to public listed below. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy. See “Additional Information About the Securities—Structuring the securities” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance
Per security	$1,000.00	$27.50(1)
		$5.00(2)	$967.50
Total	$	$	$
(1)     Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $27.50 for each security they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.
(2)     Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each security.
There are important differences between the securities and a conventional debt security. Potential purchasers of the securities should consider the information in “Risk Factors” beginning on page 9 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” in this pricing supplement.
Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022 and Product Supplement EQUITY-1 dated December 30, 2022

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Terms continued from previous page:
Downside threshold level:
With respect to the MID:        , which is 80% of the initial index value for such index
With respect to the SPX:        , which is 80% of the initial index value for such index
With respect to the SX5E:        , which is 80% of the initial index value for such index

Index performance factor:	With respect to each underlying index, its final index value divided by its initial index value
Worst performing underlying index:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
CUSIP / ISIN:	09711MCD2 / US09711MCD20
Listing:	The securities will not be listed on any securities exchange.
Determination Dates, Early Redemption Dates and Early Redemption Payments
Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	October 7, 2026	1st early redemption date:	October 13, 2026	At least $1,120.500
2nd determination date:	December 30, 2026	2nd early redemption date:	January 5, 2027	At least $1,150.625
3rd determination date:	March 30, 2027	3rd early redemption date:	April 2, 2027	At least $1,180.750
4th determination date:	June 30, 2027	4th early redemption date:	July 6, 2027	At least $1,210.875
5th determination date:	September 30, 2027	5th early redemption date:	October 5, 2027	At least $1,241.000
6th determination date:	December 30, 2027	6th early redemption date:	January 4, 2028	At least $1,271.125
7th determination date:	March 30, 2028	7th early redemption date:	April 4, 2028	At least $1,301.250
8th determination date:	June 30, 2028	8th early redemption date:	July 6, 2028	At least $1,331.375
9th determination date:	October 2, 2028	9th early redemption date:	October 5, 2028	At least $1,361.500
10th determination date:	January 2, 2029	10th early redemption date:	January 5, 2029	At least $1,391.625
11th determination date:	April 3, 2029	11th early redemption date:	April 6, 2029	At least $1,421.750
12th determination date:	July 2, 2029	12th early redemption date:	July 6, 2029	At least $1,451.875
13th determination date:	October 1, 2029	13th early redemption date:	October 4, 2029	At least $1,482.000
14th determination date:	January 2, 2030	14th early redemption date:	January 7, 2030	At least $1,512.125
15th determination date:	April 1, 2030	15th early redemption date:	April 4, 2030	At least $1,542.250
16th determination date:	July 1, 2030	16th early redemption date:	July 5, 2030	At least $1,572.375
Final determination date:	September 30, 2030	See “Maturity date” above.		See “Payment at maturity” above.
* The actual Early Redemption Payments will be set on the pricing date.

The pricing date, issue date and other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.
September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Investment Summary
Jump Securities with Auto-Callable Feature
Principal at Risk Securities
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030 (the “securities”) do not provide for the regular payment of interest and do not guarantee the repayment of principal. Instead, beginning after approximately one year, the securities will be automatically redeemed if the index closing value of each underlying index on any quarterly determination date prior to the final determination date is greater than or equal to its respective initial index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately at least 12.05% per annum, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective initial index value, investors will receive a fixed positive return that will also correspond to a return of approximately at least 12.05% per annum, as set forth below. If the securities have not previously been redeemed and the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level, you will receive at maturity the stated principal amount of your securities. However, if the securities have not previously been redeemed and the final index value of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst-performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any underlying index.
Maturity:	Approximately 5 years
Automatic early redemption:
The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this one year initial non-call period, if, on any quarterly determination date prior to the final determination date, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. The securities will not be redeemed early on any early redemption date if the index closing value of any underlying index is below its respective initial index value on the related determination date.

Early redemption payment:
The early redemption payment for each quarterly determination date prior to the final determination date will be an amount in cash per stated principal amount (corresponding to a return of approximately at least 12.05% per annum), as follows (set on the pricing date):
1st determination date:
At least $1,120.500
2nd determination date:
At least $1,150.625
3rd determination date:
At least $1,180.750
4th determination date:
At least $1,210.875
5th determination date:
At least $1,241.000
6th determination date:
At least $1,271.125
7th determination date:
At least $1,301.250
8th determination date:
At least $1,331.375
9th determination date:
At least $1,361.500
10th determination date:
At least $1,391.625
11th determination date:
At least $1,421.750
12th determination date:
At least $1,451.875
13th determination date:
At least $1,482.000
14th determination date:
At least $1,512.125
15th determination date:
At least $1,542.250
16th determination date:
At least $1,572.375

No further payments will be made on the securities once they have been redeemed.
Payment at maturity:
If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:
●
If the final index value of each underlying index is greater than or equal to its respective initial index value:
At least $1,602.50 (set on the pricing date)
●
If the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level:
$1,000
●
If the final index value of any underlying index is less than its respective downside threshold level:
$1,000 × index performance factor of the worst performing underlying index
Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount of the securities and could be zero.

September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Any payments on the securities depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying indices. The economic terms of the securities are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent’s commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 9), will reduce the economic terms of the securities to you and the initial estimated value of the securities. Due to these factors, the public offering price you pay to purchase the securities will be greater than the initial estimated value of the securities as of the pricing date.
The initial estimated value range of the securities is set forth on the cover page of this pricing supplement. The final pricing supplement will set forth the initial estimated value of the securities as of the pricing date. For more information about the initial estimated value and the structuring of the securities, see “Risk Factors” beginning on page 9 and “Structuring the securities” on page 25.
The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by BAC. The securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.
September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Key Investment Rationale
The securities do not provide for the regular payment of interest.  Instead, beginning after one year, the securities will be automatically redeemed for an early redemption payment (corresponding to a return of approximately at least 12.05% per annum) if the index closing value of each underlying index on any quarterly determination date prior to the final determination date is greater than or equal to its respective initial index value. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective initial index value, investors will receive a fixed positive return that will also correspond to a return of approximately at least 12.05% per annum.
The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.
Scenario 1: The securities are redeemed prior to maturity
Beginning after approximately one year, when each underlying index closes at or above its respective initial index value on any quarterly determination date prior to the final determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately at least 12.05% per annum. Investors do not participate in any appreciation of any underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity
This scenario assumes that at least one underlying index closes below its respective initial index value on each of the quarterly determination dates (beginning after approximately one year) prior to the final determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying index closes at or above its respective initial index value. At maturity, investors will receive a cash payment equal to at least $1,602.50 (set on the pricing date) per $1,000 in stated principal amount, corresponding to a return of approximately at least 12.05% per annum. Investors do not participate in any appreciation of any underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity
This scenario assumes that at least one underlying index closes below its respective initial index value on each of the quarterly determination dates (beginning after approximately one year) prior to the final determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective initial index value but each underlying index closes at or above its respective downside threshold level. At maturity, investors will receive a cash payment equal to the $1,000 stated principal amount per security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity
This scenario assumes that at least one underlying index closes below its respective initial index value on each of the quarterly determination dates (beginning after approximately one year) prior to the final determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount and could be zero.

September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Hypothetical Examples
The following table illustrates how the amount payable per security will be calculated if the index closing value of each underlying index is greater than or equal to its respective initial index value on one of the determination dates prior to the final determination date. Figures below have been rounded for ease of analysis. All payments on the securities are subject to issuer and guarantor credit risk.
Investors in the securities will not receive any dividends on the stocks that constitute the underlying indices. The examples below do not show any effect of lost dividend yield over the term of the securities.
If the first determination date on which the index closing value of each underlying index is greater than or equal to its respective initial index value is . . .	. . . then you will receive the following payment per security upon automatic early redemption*:
1st determination date:	$1,000 + applicable premium = $1,000 + $120.500 = $1,120.500
2nd determination date:	$1,000 + applicable premium = $1,000 + $150.625 = $1,150.625
3rd determination date:	$1,000 + applicable premium = $1,000 + $180.750 = $1,180.750
4th determination date:	$1,000 + applicable premium = $1,000 + $210.875 = $1,210.875
5th determination date:	$1,000 + applicable premium = $1,000 + $241.000 = $1,241.000
6th determination date:	$1,000 + applicable premium = $1,000 + $271.125 = $1,271.125
7th determination date:	$1,000 + applicable premium = $1,000 + $301.250 = $1,301.250
8th determination date:	$1,000 + applicable premium = $1,000 + $331.375 = $1,331.375
9th determination date:	$1,000 + applicable premium = $1,000 + $361.500 = $1,361.500
10th determination date:	$1,000 + applicable premium = $1,000 + $391.625 = $1,391.625
11th determination date:	$1,000 + applicable premium = $1,000 + $421.750 = $1,421.750
12th determination date:	$1,000 + applicable premium = $1,000 + $451.875 = $1,451.875
13th determination date:	$1,000 + applicable premium = $1,000 + $482.000 = $1,482.000
14th determination date:	$1,000 + applicable premium = $1,000 + $512.125 = $1,512.125
15th determination date:	$1,000 + applicable premium = $1,000 + $542.250 = $1,542.250
16th determination date:	$1,000 + applicable premium = $1,000 + $572.375 = $1,572.375
*The actual Early Redemption Payments will be set on the pricing date.
Even if, on any determination date prior to the final determination date, the index closing value of one underlying index is greater than or equal to its respective initial index value, if the index closing value of another underlying index is less than its respective initial index value, you will not receive the premium indicated above following that determination date. In order to receive the premium indicated above, the index closing value of each underlying index must be greater than or equal to its respective initial index value on the applicable determination date.
Early Redemption
The examples below illustrate how the amount payable per security on the applicable early redemption date, if any, will be determined based upon the index closing values of each underlying index on the determination dates prior to the final determination date. The examples are based on the hypothetical values indicated in the following paragraph and do not reflect the actual initial index values of any underlying index. The actual initial index values will be determined on the pricing date. We have used these hypothetical values, rather than actual values, to simplify calculations and aid understanding of how the securities work. However, you should understand that the actual payments on the securities will be calculated based on the actual initial index value of each underlying index, and not the hypothetical values indicated below. For ease of analysis, figures below may have been rounded.
The examples are based on, for each underlying index, a hypothetical initial index value of 100.00 and the hypothetical index closing values indicated below. Whether the securities are redeemed prior to maturity and your actual early redemption payment, if any, will depend on the actual index closing values of each underlying index on the determination dates.
Example 1—The securities are not redeemed following the first determination date. On the first determination date, the hypothetical index closing value of the S&P 500® Index is 110.00 (a 10% increase from its hypothetical initial index value), the hypothetical index closing value of the S&P MidCap 400® Index is 80.00 (a 20% decrease from its hypothetical initial index value) and the hypothetical index closing value of the EURO STOXX 50® Index is 110.00 (a 10% increase from its hypothetical initial index value).
September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

In this scenario, even though the index closing value of each of the S&P 500® Index and the EURO STOXX 50® Index on the first determination date is at or above its respective initial index value, the index closing value of the S&P MidCap 400® Index is below its respective initial index value. Therefore, the securities are not redeemed.
Example 2—The securities are redeemed following the second determination date. On the first determination date, the hypothetical index closing value of the S&P 500® Index is 120.00 (a 20% increase from its hypothetical initial index value), the hypothetical index closing value of the S&P MidCap 400® Index is 80.00 (a 20% decrease from its hypothetical initial index value) and the hypothetical index closing value of the EURO STOXX 50® Index is 110.00 (a 10% increase from its hypothetical initial index value). Therefore, the securities are not redeemed following the first determination date.
On the second determination date, the hypothetical index closing value of the S&P 500® Index is 110.00 (a 10% increase from its hypothetical initial index value), the hypothetical index closing value of the S&P MidCap 400® Index is 120.00 (a 20% increase from its hypothetical initial index value) and the hypothetical index closing value of the EURO STOXX 50® Index is 110.00 (a 10% increase from its hypothetical initial index value).
In this scenario, on the second determination date the hypothetical index closing value of each underlying index is at or above its respective initial index value. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,150.625 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any underlying index.
Payment at Maturity
The examples below illustrate how the payment at maturity will be calculated if the securities are not automatically redeemed prior to maturity. The examples are based on the hypothetical values indicated in the following paragraph and do not reflect the actual initial index values of any underlying index or their applicable downside threshold levels. The actual initial index values and downside threshold levels will be determined on the pricing date. We have used these hypothetical values, rather than actual values, to simplify calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial index value and downside threshold level of each underlying index, and not the hypothetical values indicated below. For ease of analysis, figures below may have been rounded.
The examples are based on, for each underlying index, a hypothetical initial index value of 100.00 and a hypothetical downside threshold level of 80.00 and the hypothetical final index values indicated below. If the securities are not automatically redeemed prior to maturity, your actual payment at maturity will depend on the actual final index value of the worst performing underlying index on the final determination date.
Example 1—Upside Scenario. The hypothetical final index value of the S&P 500® Index is 120.00 (a 20% increase from its hypothetical initial index value), the hypothetical final index value of the S&P MidCap 400® Index is 110.00 (a 10% increase from its hypothetical initial index value) and the hypothetical final index value of the EURO STOXX 50® Index is 110.00 (a 10% increase from its hypothetical initial index value).
In this scenario, because the final index value of each underlying index on the final determination date is greater than its respective initial index value, the payment at maturity per security would be calculated as follows:
Payment at maturity per security = $1,000 + the premium applicable to the final determination date
= $1,000 + $602.50
= $1,602.50
In this scenario, because the final index value of each underlying index on the final determination date is greater than its respective initial index value, you would be repaid the stated principal amount of $1,000 per security at maturity plus the premium applicable to the final determination date.
Example 2—Par Scenario. The hypothetical final index value of the S&P 500® Index is 94.00 (a 6% decrease from its hypothetical initial index value), the hypothetical final index value of the S&P MidCap 400® Index is 95.00 (a 5% decrease from its hypothetical initial index value) and the hypothetical final index value of the EURO STOXX 50® Index is 93.00 (a 7% decrease from its hypothetical initial index value).
In this scenario, because the final index value of at least one underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level, you would be repaid the stated principal amount of $1,000 per security at maturity but would not receive any premium.
Example 3—Downside Scenario. The hypothetical final index value of the S&P 500® Index is 105.00 (a 5% increase from its hypothetical initial index value), the hypothetical final index value of the S&P MidCap 400® Index is 40.00 (a 60% decrease from its hypothetical initial index value) and the hypothetical final index value of the EURO STOXX 50® Index is 80.00 (a 20% decrease from its hypothetical initial index value). Because the  S&P MidCap 400® Index on the final determination date has the largest percentage decrease from its initial index value to its final index value in this example, the S&P MidCap 400® Index would be the worst performing underlying index on the final determination date.
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In this scenario, because the final index value of at least one underlying index on the final determination date is less than its downside threshold level, the payment at maturity per security would be calculated as follows:
Payment at maturity per security = $1,000 + ($1,000 × the index performance factor of the worst performing underlying index on the final determination date)
= $1,000 + ($1,000 × -60%)
= $1,000 + -$600.00
= $400.00
In this scenario, the worst performing underlying index on the final determination date has depreciated by more than 20% from its initial index value to its final index value, which is less than its downside threshold level. Accordingly, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the depreciation of the worst performing underlying index from its initial index value to its final index value, and you would incur a significant loss on your investment.
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Risk Factors
Your investment in the securities entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the securities should be made only after carefully considering the risks of an investment in the securities, including those discussed below, with your advisors in light of your particular circumstances. The securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.
Structure-related Risks
●
Your investment may result in a significant loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the securities at maturity. If the securities are not automatically called prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, at maturity, your investment will be subject to 1:1 downside exposure to decreases in the value of the worst performing underlying index and you will lose 1% of the principal amount for each 1% that the final index value of the worst performing underlying index is less than its respective initial index value. In that case, you will lose a significant portion or all of your investment in the securities.

●
Any positive investment return on the securities is limited. You will not participate in any increase in the level of any underlying index. Any positive investment return is limited to the applicable early redemption payment or the maximum payment at maturity of at least $1,602.50 (set on the pricing date) per $1,000 in principal amount of securities, as applicable, if the index closing value or final index value of each underlying index is greater than or equal to its respective initial index value on any determination date or the final determination date, as applicable. In contrast, a direct investment in the securities included in one or more of the underlying indices would allow you to receive the benefit of any appreciation in their values. Any return on the securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them. The return on the securities may be less than a comparable investment directly in the securities held by or included in the underlying indices. There is no guarantee that the securities will be called or, if not called, redeemed at maturity for more than the principal amount, and it is possible that you will not receive any positive return on the securities.

●
The securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the securities, regardless of the extent to which the index closing value or final index value of any underlying index exceeds its respective initial index value.

●
The securities are subject to potential early redemption, which would limit your ability to receive further payment on the securities. The securities are subject to a potential early redemption. The securities will be automatically called if, on any determination date prior to the final determination date, the index closing value of each underlying index is greater than or equal to its respective initial index value. If the securities are early redeemed prior to the maturity date, you will be entitled to receive the applicable early redemption payment with respect to the applicable determination date and no further amounts will be payable following the early redemption. In this case, you will lose the opportunity to receive payment of any higher early redemption payment or payment at maturity that otherwise would be payable after the date of the early redemption. If the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

●
Your return on the securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the securities may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

●
The early redemption payment or payment at maturity, as applicable, will not reflect changes in the levels of the underlying indices other than on the determination dates or the final determination date, as applicable. The levels of the underlying indices during the term of the securities other than on the determination dates or the final determination date, as applicable, will not affect payments on the securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the underlying indices while holding the securities, as the performance of the underlying indices may influence the market value of the securities. The calculation agent will determine whether the securities will be early redeemed and will calculate the early redemption payment or the payment at maturity, as applicable, by comparing only the initial index value or the downside threshold level, as applicable, to the index closing value or the final index value for each underlying index. No other levels of the underlying indices will be taken into account. As a result, if the securities are not redeemed prior to maturity and the final index value of the worst performing underlying index is less than its respective downside threshold level, you will receive less than the principal amount at maturity even if the level of each underlying index was always above its respective downside threshold level prior to the final determination date.

●
Because the securities are linked to the worst performing (and not the average performance) of the underlying indices, you may not receive any return on the securities and may lose a significant portion or all of your investment in the securities even if the index closing value or final index value of one underlying index is greater than or equal to its respective initial index value, as applicable. Your securities are linked to the worst performing of the underlying indices, and a change in the level of one underlying index

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may not correlate with changes in the level of another underlying index. The securities are not linked to a basket composed of the underlying indices, where the depreciation in the level of one underlying index could be offset to some extent by the appreciation in the level of another underlying index. In the case of the securities, the individual performance of each underlying index would not be combined, and the depreciation in the level of one underlying index would not be offset by any appreciation in the level of another underlying index. Even if the index closing value of an underlying index is at or above its respective initial index value on a determination date, your securities will not be redeemed if the index closing value of another underlying index is below its respective initial index value on that day. In addition, even if the final index value of an underlying index is at or above its respective downside threshold level, you will lose a significant portion or all of your investment in the securities if the final index value of the worst performing underlying index is below its respective downside threshold level.

●
Any payments on the securities are subject to our credit risk and the credit risk of the guarantor, and any actual or perceived changes in our or the guarantor’s creditworthiness are expected to affect the value of the securities. The securities are our senior unsecured debt securities. Any payment on the securities will be fully and unconditionally guaranteed by the guarantor. The securities are not guaranteed by any entity other than the guarantor. As a result, your receipt of the early redemption payment or the payment at maturity, as applicable, will be dependent upon our ability and the ability of the guarantor to repay our respective obligations under the securities on the applicable early redemption date or the maturity date, regardless of the index closing value or final index value of the worst performing underlying index as compared to its respective initial index value, as applicable. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be at any time after the pricing date of the securities. If we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the securities.

In addition, our credit ratings and the credit ratings of the guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the securities. However, because your return on the securities depends upon factors in addition to our ability and the ability of the guarantor to pay our respective obligations, such as the values of the underlying indices, an improvement in our or the guarantor’s credit ratings will not reduce the other investment risks related to the securities.

●
We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the guarantor, and are dependent upon the guarantor and/or its other subsidiaries to meet our obligations under the securities in the ordinary course. Therefore, our ability to make payments on the securities may be limited.

Valuation- and Market-related Risks
●
The price to public you pay for the securities will exceed their initial estimated value. The range of initial estimated values of the securities that is provided on the cover page of this pricing supplement, and the initial estimated value as of the pricing date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the guarantor, the guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the securities.  These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the levels of the underlying indices, changes in the guarantor’s internal funding rate, and the inclusion in the price to public of the agent’s commissions and fees, if any, and the hedging related charges, all as further described in “Additional Information About the Securities—Structuring the securities” below. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

●
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your securities in any secondary market (if any exists) at any time. The value of your securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying indices, our and BAC’s creditworthiness and changes in market conditions.

●
We cannot assure you that a trading market for your securities will ever develop or be maintained. We will not list the securities on any securities exchange. We cannot predict how the securities will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks
●
Trading and hedging activities by us, the guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may affect your return on the securities and their market value. We, the guarantor or one or more of our other affiliates, including BofAS, may buy or sell the securities held by or included in the underlying indices, or futures or options contracts or exchange traded instruments on the underlying indices or those securities, or other instruments whose value is derived from the underlying indices or those securities. While we, the guarantor or one or more of our other affiliates, including BofAS, may from time to time own securities represented by the underlying indices, except to the extent that BAC’s common stock may be included in the underlying indices, we, the

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guarantor and our other affiliates, including BofAS, do not control any company included in the underlying indices, and have not verified any disclosure made by any other company. We, the guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the securities. These transactions may present a conflict of interest between your interest in the securities and the interests we, the guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the levels of the underlying indices in a manner that could be adverse to your investment in the securities. On or before the pricing date, any purchases or sales by us, the guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the securities), may affect the levels of the underlying indices. Consequently, the levels of the underlying indices may change subsequent to the pricing date, which may adversely affect the market value of the securities.

We, the guarantor or one or more of our other affiliates, including BofAS, also expect to engage in hedging activities that could affect the levels of the underlying indices on the pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your securities prior to maturity, and may affect the amounts to be paid on the securities. We, the guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the securities and may hold or resell the securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the levels of the underlying indices, the market value of your securities prior to maturity or the amounts payable on the securities.

●
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the securities and, as such, will make a variety of determinations relating to the securities, including the amounts that will be paid on the securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Index-related Risks
●
The securities are subject to risks associated with mid-size capitalization companies. The stocks comprising the MID are issued by companies with mid-sized market capitalization. The stock prices of mid-size companies may be more volatile than stock prices of large capitalization companies. Mid-size capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Mid-size capitalization companies may also be more susceptible to adverse developments related to their products or services.

●
The securities are subject to risks associated with foreign securities markets. The SX5E includes certain foreign equity securities. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the SX5E may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

●
Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the component securities of the underlying indices, or engaging in transactions in them, and any such action could adversely affect the value of the underlying indices or the securities.  These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

●
The publisher of an underlying index may adjust that underlying index in a way that affects its levels, and the publisher has no obligation to consider your interests. The publisher of an underlying index can add, delete, or substitute the components included in that underlying index or make other methodological changes that could change its level. Any of these actions could adversely affect the value of your securities.

Tax-related Risks
●
The U.S. federal income tax consequences of an investment in the securities are uncertain, and may be adverse to a holder of the securities. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or securities similar to

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the securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain. Under the terms of the securities, you will have agreed with us to treat the securities as single financial contracts, as described below under “Additional Information About the Securities—Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of gain or loss with respect to the securities may differ. No ruling will be requested from the IRS with respect to the securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “Additional Information About the Securities—Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the securities.

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Underlying Indices Summary
All disclosures contained in this pricing supplement regarding the underlying indices, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the sponsor of the SPX, the sponsor of the MID and the sponsor of the SX5E (collectively, the “underlying index sponsors”). The underlying index sponsors, which license the copyright and all other rights to the underlying indices, have no obligation to continue to publish, and may discontinue publication of, the respective underlying indices. The consequences of any underlying index sponsor discontinuing publication of the applicable underlying index are discussed in “Description of the Notes — Discontinuance of an Index” in the accompanying product supplement. None of us, the guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of any underlying index or any successor index. None of us, the guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the underlying indices. You should make your own investigation into the underlying indices.
S&P MidCap 400® Index
The MID is intended to provide a benchmark for the performance of publicly traded mid-sized U.S. companies. The MID tracks the stock price movement of 400 companies with mid-sized market capitalizations. The calculation of the level of the MID is based on the relative value of the aggregate market value of the common stocks of 400 companies as of a particular time compared to the aggregate average market value of the common stocks of 400 similar companies on the base date of June 28, 1991.
Information as of market close on September 25, 2025:

Bloomberg Ticker Symbol:	MID
Current Index Value:	3,234.68
52 Weeks Ago:	3,089.02
52 Week High (on November 25, 2024):	3,390.26
52 Week Low (on April 8, 2025):	2,560.93
For additional historical information, see “S&P MidCap 400® Index Historical Performance” below. For additional information about the S&P MidCap 400® Index, see the information set forth in “Annex A—The S&P MidCap 400® Index” below.
The S&P 500® Index
The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
Information as of market close on September 25, 2025:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	6,604.72
52 Weeks Ago:	5,722.26
52 Week High (on September 22, 2025):	6,693.75
52 Week Low (on April 8, 2025):	4,982.77
For additional historical information, see “The S&P 500® Index Historical Performance” below. For additional information about the S&P 500® Index, see the information set forth in “Annex B— The S&P 500® Index ” below.
EURO STOXX 50® Index
The SX5E is composed of 50 stocks from 11 Eurozone countries (Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) of the STOXX Europe 600 Supersector indices. The STOXX 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 20 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; consumer products & services; energy; financial services; food, beverages & tobacco; health care; industrial goods & services; insurance; media; personal care, drug & grocery stores; real estate; retailers; technology; telecommunications; travel & leisure; and utilities.
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Information as of market close on September 25, 2025:

Bloomberg Ticker Symbol:	SX5E
Current Index Value:	5,444.89
52 Weeks Ago:	4,916.89
52 Week High (on March 3, 2025):	5,540.69
52 Week Low (on April 9, 2025):	4,622.14

For additional historical information, see “EURO STOXX 50® Index Historical Performance” below. For additional information about the EURO STOXX 50® Index, see the information set forth in “Annex C—The EURO STOXX 50® Index” below.
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S&P MidCap 400® Index Historical Performance
The following graph sets forth the daily closing values of the MID for the period from January 2, 2020 through September 25, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the MID for each quarter in the same period. The closing value of the MID on September 25, 2025 was 3,234.68. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The MID has at times experienced periods of high volatility, and you should not take the historical values of the MID as an indication of its future performance. No assurance can be given as to the level of the MID on any determination date or on the final determination date.

MID Daily Closing Values January 2, 2020 to September 25, 2025

*The grey solid line in the graph indicates the hypothetical downside threshold level, which is 80% of the hypothetical initial index value on September 25, 2025.
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S&P MidCap 400® Index	High	Low	Period End
2020
First Quarter	2,106.12	1,218.55	1,443.40
Second Quarter	1,946.21	1,337.95	1,783.21
Third Quarter	1,966.45	1,748.61	1,861.29
Fourth Quarter	2,315.36	1,884.94	2,306.62
2021
First Quarter	2,682.61	2,269.45	2,609.24
Second Quarter	2,770.27	2,611.94	2,696.12
Third Quarter	2,773.83	2,571.03	2,640.54
Fourth Quarter	2,910.70	2,664.52	2,842.00
2022
First Quarter	2,865.54	2,517.18	2,693.66
Second Quarter	2,710.15	2,200.75	2,268.92
Third Quarter	2,635.18	2,203.53	2,203.53
Fourth Quarter	2,577.78	2,245.21	2,430.38
2023
First Quarter	2,726.61	2,374.47	2,512.16
Second Quarter	2,622.34	2,406.67	2,622.34
Third Quarter	2,728.44	2,471.09	2,502.12
Fourth Quarter	2,809.23	2,326.82	2,781.54
2024
First Quarter	3,046.39	2,691.79	3,046.36
Second Quarter	3,040.28	2,825.94	2,930.09
Third Quarter	3,124.92	2,868.13	3,121.94
Fourth Quarter	3,390.26	3,088.21	3,120.94
2025
First Quarter	3,292.74	2,858.41	2,919.22
Second Quarter	3,102.87	2,560.93	3,102.87
Third Quarter (through September 25, 2025)	3,319.00	3,104.60	3,234.68
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The S&P 500® Index Historical Performance
The following graph sets forth the daily closing values of the SPX for the period from January 2, 2020 through September 25, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX for each quarter in the same period. The closing value of the SPX on September 25, 2025 was 6,604.72. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The SPX has at times experienced periods of high volatility, and you should not take the historical values of the SPX as an indication of its future performance. No assurance can be given as to the level of the SPX on any determination date or on the final determination date.

SPX Daily Closing Values January 2, 2020 to September 25, 2025

*The grey solid line in the graph indicates the hypothetical downside threshold level, which is 80% of the hypothetical initial index value on September 25, 2025.
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The S&P 500® Index	High	Low	Period End
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter	6,090.27	5,695.94	5,881.63
2025
First Quarter	6,144.15	5,521.52	5,611.85
Second Quarter	6,204.95	4,982.77	6,204.95
Third Quarter (through September 25, 2025)	6,693.75	6,198.01	6,604.72
September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

EURO STOXX 50® Index Historical Performance
The following graph sets forth the daily closing values of the SX5E for the period from January 2, 2020 through September 25, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E for each quarter in the same period. The closing value of the SX5E on September 25, 2025 was 5,444.89. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The SX5E has at times experienced periods of high volatility, and you should not take the historical values of the SX5E as an indication of its future performance. No assurance can be given as to the level of the SX5E during any observation period or on the final observation date.

SX5E Daily Closing Values January 2, 2020 to September 25, 2025

*The grey solid line in the graph indicates the hypothetical downside threshold level, which is 80% of the hypothetical initial index value on September 25, 2025.
September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter	5,100.90	4,839.14	4,894.02
Third Quarter	5,067.45	4,571.60	5,000.45
Fourth Quarter	5,041.01	4,729.71	4,895.98
2025
First Quarter	5,540.69	4,871.45	5,248.39
Second Quarter	5,454.65	4,622.14	5,303.24
Third Quarter (through September 25, 2025)	5,488.23	5,165.60	5,444.89
September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Additional Terms of the Securities
Please read this information in conjunction with the terms on the front cover of this document.
Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement, or prospectus, the terms described herein shall control.
Denominations:	The securities will be issued in minimum denominations of $1,000 and whole multiples of $1,000 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:
If an event of default, as defined in the senior indenture relating to the securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at Maturity” above, calculated as though the date of acceleration were the maturity date of the securities and as though the final determination date were the third index business day prior to the date of acceleration; provided that, if the event of default occurs on or prior to the final determination date (i.e., not during the period from after that final determination date to the original maturity date of the securities), then the payment on the securities will be determined as described above under the caption “—Automatic Call,” calculated as if the next scheduled determination date were three trading days prior to the date of acceleration, and in such a case, the calculation agent shall pro-rate the applicable early redemption payment according to the period of time elapsed between the issue date of the securities and the date of acceleration. In case of a default in the payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.

September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Additional Information About the Securities
Additional Information:
Tax considerations:

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the securities supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the securities upon original issuance and will hold the securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the securities, we intend to treat the securities for all tax purposes as single financial contracts with respect to the underlying indices and under the terms of the securities, we and every investor in the securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the securities in accordance with such characterization.  In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the securities as single financial contracts with respect to the underlying indices. This discussion assumes that the securities constitute single financial contracts with respect to the underlying indices for U.S. federal income tax purposes.  If the securities did not constitute single financial contracts, the tax consequences described below would be materially different.

This characterization of the securities is not binding on the IRS or the courts.  No statutory, judicial, or administrative authority directly addresses the characterization of the securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.  Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement.  Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above.  The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the securities.

We will not attempt to ascertain whether any issuer of a component stock included in an underlying index would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of one or more stocks included in an underlying index were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder

September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Additional Information:

of the securities. You should refer to information filed with the SEC by the issuers of the component stocks included in each underlying index and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of a component stock included in an underlying index is or becomes a PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  A U.S. Holder’s tax basis in the securities will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the securities for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the securities.  In particular, the IRS could seek to subject the securities to the Treasury regulations governing contingent payment debt instruments.  If the IRS were successful in that regard, the timing and character of income on the securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.”  This Notice addresses instruments such as the securities.  According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity.  It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the securities, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the securities.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the securities should be treated as ordinary gain or loss.

Because each underlying index is an index that periodically rebalances, it is possible that the securities could be treated as a series of single financial contracts, each of which matures on the next rebalancing date.  If the securities were properly characterized in such a manner, a U.S. Holder would be treated as disposing of the securities on each rebalancing date in return for new securities that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital

September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Additional Information:

gain or loss on each rebalancing date equal to the difference between the holder’s tax basis in the securities (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the securities on such date.

Non-U.S. Holders

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of the securities is engaged in the conduct of a trade or business within the U.S. and if any gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder.  Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the securities.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder.  Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying indices or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the underlying indices or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax, tax will be withheld at the applicable statutory rate. As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the securities should be subject to withholding tax. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Additional Information:

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

Structuring the securities:

The securities are our debt securities, the return on which is linked to the performance of the underlying indices. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the securities, along with the fees and charges associated with market-linked notes, typically results in the initial estimated value of the securities on the pricing date being less than their price to public.

The initial estimated value range of the securities is set forth on the cover page of this pricing supplement. The final pricing supplement will set forth the initial estimated value of the securities as of the pricing date.

In order to meet our payment obligations on the securities, at the time we issue the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying indices, the tenor of the securities and the hedging arrangements. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page 9 above and “Supplemental Use of Proceeds” on page PS-20 of the accompanying product supplement.

Supplement to the plan of distribution; role of BofAS and conflicts of interest:

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the securities. Accordingly, the offering of the securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We expect to deliver the securities against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the securities occurs more than one business day from the pricing date, purchasers who wish to trade the securities more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Under our distribution agreement with BofAS, BofAS will purchase the securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount, if any. BofAS will sell the securities to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the securities to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the securities at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document.  The costs included in the original issue price of the securities will include a fee paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of BofAS and an affiliate of Morgan Stanley Wealth Management have ownership interests, for providing certain electronic platform services with respect to this offering.

BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product

September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Additional Information:

supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

At BofAS’s discretion, for a short, undetermined initial period after the issuance of the securities, BofAS may offer to buy the securities in the secondary market at a price that may exceed the initial estimated value of the securities. Any price offered by BofAS for the securities will be based on then-prevailing market conditions and other considerations, including the performance of the underlying indices and the remaining term of the securities. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your securities at any price or at any time, and we cannot assure you that any party will purchase your securities at a price that equals or exceeds the initial estimated value of the securities.

Any price that BofAS may pay to repurchase the securities will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the securities.

Sales Outside of the United States

The securities have not been approved for public sale in any jurisdiction outside of the United States.  There has been no registration or filing as to the securities with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the securities in any jurisdiction other than the United States. As such, these securities are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.

Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:

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Australia
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Barbados
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Belgium
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Crimea
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Cuba
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Curacao Sint Maarten
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Gibraltar
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Indonesia
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Iran
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Italy
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Kazakhstan
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Malaysia
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New Zealand
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North Korea
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Norway
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Russia
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Syria

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus

September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Additional Information:

Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Where you can find more information:

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.

The terms and risks of the securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:

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Product Supplement EQUITY-1 dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315473/d429684d424b2.htm
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Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/70858/000119312522315195/d409418d424b3.htm

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement EQUITY-1 to “closing level”, “trading day”, “Underlying”, “Index Publisher”, “Index” and “observation dates” shall be deemed to refer to “index closing value”, “index business day”, “underlying index”, “underlying index sponsor,” “underlying index” and “determination dates,” respectively.

September 2025

BofA Finance LLC
Jump Securities with Auto-Callable Feature Based on the Worst Performing of the S&P MidCap 400® Index, the S&P 500® Index and the EURO STOXX 50® Index due October 3, 2030
Principal at Risk Securities

Annex A—The S&P MidCap 400® Index
The MID is intended to provide a benchmark for the performance of publicly traded mid-sized U.S. companies. The MID tracks the stock price movement of 400 companies with mid-sized market capitalizations. The calculation of the level of the MID is based on the relative value of the aggregate market value of the common stocks of 400 companies as of a particular time compared to the aggregate average market value of the common stocks of 400 similar companies on the base date of June 28, 1991.
The MID includes companies from eleven main groups: Information Technology; Industrials; Financials; Consumer Discretionary; Health Care; Real Estate; Materials; Utilities; Consumer Staples; Communication Services and Energy. The MID sponsor, SPDJI, may from time to time, in its sole discretion, add companies to, or delete companies from, the MID to achieve the objectives stated above.
SPDJI calculates the MID by reference to the prices of the constituent stocks of the MID without taking account of the value of dividends paid on those stocks. As a result, the return on the Notes will not reflect the return you would realize if you actually owned the MID constituent stocks and received the dividends paid on those stocks.
Computation of the MID
While SPDJI currently employs the following methodology to calculate the MID, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect the payment on the Notes.
Historically, the market value of any component stock of the MID was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the MID halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the MID to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the MID did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the MID.
Under float adjustment, the share counts used in calculating the MID reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.
In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the MID. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.
Treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.
For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multipleshare class lines are no longer eligible for inclusion in the MID. Constituents of the MID prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the MID. If a constituent company of the MID reorganizes into a multiple share class line structure, that company will remain in the MID at the discretion of the S&P Index Committee in order to minimize turnover.
The MID is calculated using a base-weighted aggregate methodology. The level of the MID reflects the total market value of all 400 component stocks relative to the base date of June 28, 1991. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks on the base date has been set to an indexed level of 100. This is often indicated by the notation June 28, 1991 = 100. In practice, the daily calculation of the MID is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the MID divisor is an arbitrary number. However, in the context of the calculation of the MID, it serves as a link to the original base period level of the MID. The MID divisor keeps the MID comparable over time and is the manipulation point for all adjustments to the MID, which is index maintenance.
Index Maintenance
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Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the MID, and do not require index divisor adjustments.
To prevent the level of the MID from changing due to corporate actions, corporate actions which affect the total market value of the MID require an index divisor adjustment. By adjusting the MID divisor for the change in market value, the level of the MID remains constant and does not reflect the corporate actions of individual companies in the MID. Index divisor adjustments are made after the close of trading and after the calculation of the MID closing level.
Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.
If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated. The MID is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Merrill Lynch, Pierce, Fenner & Smith Incorporated.
The Notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the MID to track general market performance. S&P Dow Jones Indices’ only relationship to Merrill Lynch, Pierce, Fenner & Smith Incorporated with respect to the MID is the licensing of the MID and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The MID is determined, composed and calculated by S&P Dow Jones Indices without regard to us, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or the Notes. S&P Dow Jones Indices have no obligation to take our needs, BAC’s needs or the needs of Merrill Lynch, Pierce, Fenner & Smith Incorporated or holders of the Notes into consideration in determining, composing or calculating the MID. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Notes. There is no assurance that investment products based on the MID will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, SPDJI and its affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by us, but which may be similar to and competitive with the Notes. In addition, SPDJI and its affiliates may trade financial products which are linked to the performance of the MID. It is possible that this trading activity will affect the value of the Notes.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE MID OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, BAC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MID OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
September 2025

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Annex B—The S&P 500® Index
The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.
SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.
Computation of the SPX
While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the securities.
Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.
Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.
In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.
Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares, are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.
For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.
The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.
September 2025

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Index Maintenance
Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.
To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing value.
Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.
If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated. The SPX is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Merrill Lynch, Pierce, Fenner & Smith Incorporated.
The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the SPX to track general market performance. S&P Dow Jones Indices’ only relationship to Merrill Lynch, Pierce, Fenner & Smith Incorporated with respect to the SPX is the licensing of the SPX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The SPX is determined, composed and calculated by S&P Dow Jones Indices without regard to us, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or the securities. S&P Dow Jones Indices have no obligation to take our needs, BAC’s needs or the needs of Merrill Lynch, Pierce, Fenner & Smith Incorporated or holders of the securities into consideration in determining, composing or calculating the SPX. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the SPX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, S&P Dow Jones Indices LLC and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities. In addition, S&P Dow Jones Indices LLC and its affiliates may trade financial products which are linked to the performance of the SPX. It is possible that this trading activity will affect the value of the securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, BAC, BOFAS, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
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Annex C—The EURO STOXX 50® Index
The SX5E was created by STOXX, which is owned by Deutsche Börse AG. Publication of the SX5E began in February 1998, based on an initial index level of 1,000 on December 31, 1991.
Index Composition and Maintenance
The SX5E is composed of 50 stocks from 11 Eurozone countries (Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) of the STOXX Europe 600 Supersector indices. The STOXX 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 20 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; consumer products & services; energy; financial services; food, beverages & tobacco; health care; industrial goods & services; insurance; media; personal care, drug & grocery stores; real estate; retailers; technology; telecommunications; travel & leisure; and utilities.
For each of the 20 EURO STOXX regional supersector indices, the stocks are ranked in terms of free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding supersector index. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All current stocks in the SX5E are then added to the selection list. All of the stocks on the selection list are then ranked in terms of free-float market capitalization to produce the final index selection list. The largest 40 stocks on the selection list are selected; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60; if the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks. In exceptional cases, STOXX’s management board can add stocks to and remove them from the selection list.
The index components are subject to a capped maximum index weight of 10%, which is applied on a quarterly basis.
The composition of the SX5E is reviewed annually, based on the closing stock data on the last trading day in August. Changes in the composition of the SX5E are made to ensure that the SX5E includes the 50 market sector leaders from within the EURO STOXX® Index.
The free float factors for each component stock used to calculate the SX5E, as described below, are reviewed, calculated, and implemented on a quarterly basis and are fixed until the next quarterly review.
The SX5E is subject to a “fast exit rule.” The index components are monitored for any changes based on the monthly selection list ranking. A stock is deleted from the SX5E if: (a) it ranks 75 or below on the monthly selection list and (b) it has been ranked 75 or below for a consecutive period of two months in the monthly selection list. The highest-ranked stock that is not an index component will replace it. Changes will be implemented on the close of the fifth trading day of the month, and are effective the next trading day.
The SX5E is also subject to a “fast entry rule.” All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added, if (a) it qualifies for the latest STOXX blue-chip selection list generated end of February, May, August or November and (b) it ranks within the “lower buffer” on this selection list.
The SX5E is also reviewed on an ongoing monthly basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, and bankruptcy) that affect the index composition are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.
Index Calculation
The SX5E is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the index value can be expressed as follows:
The “free float market capitalization of the Index” is equal to the sum of the product of the price, the number of shares and the free float factor and the weighting cap factor for each component stock as of the time the SX5E is being calculated.
The SX5E is also subject to a divisor, which is adjusted to maintain the continuity of the index values across changes due to corporate actions, such as the deletion and addition of stocks, the substitution of stocks, stock dividends, and stock splits.
Neither we nor any of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the SX5E or any successor to the SX5E. STOXX does not guarantee the accuracy or the completeness of the SX5E or any data included in the SX5E. STOXX assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the SX5E. STOXX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the SX5E or the manner in which the SX5E is applied in determining the amount payable on the securities.
September 2025

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License Agreement
One of our affiliates has entered into a non-exclusive license agreement with STOXX providing for the license to it and certain of its affiliated companies, including us, of the right to use indices owned and published by STOXX (including the SX5E) in connection with certain securities, including the securities.
The license agreement requires that the following language be stated in this pricing supplement:
“STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to us other than the licensing of the SX5E and the related trademarks for use in connection with the securities.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
●	sponsor, endorse, sell or promote the securities.
●	recommend that any person invest in the securities or any other securities.
●	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities.
●	have any responsibility or liability for the administration, management or marketing of the securities.
●	consider the needs of the securities or the owners of the securities in determining, composing or calculating the SX5E or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the securities or their performance.
STOXX does not assume any contractual relationship with the purchasers of the securities or any other third parties.
Specifically,
●	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
o	The results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the SX5E and the data included in the SX5E;
o	The accuracy, timeliness, and completeness of the SX5E and its data;
o	The merchantability and the fitness for a particular purpose or use of the SX5E and its data;
o	The performance of the securities generally.
●	STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the SX5E or its data;
●
Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the SX5E or its data or generally in relation to the securities, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing agreement discussed above is solely for our benefit and that of STOXX, and not for the benefit of the owners of the securities or any other third parties.”
September 2025